AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1996
				REGISTRATION NO. 33-16673

			SECURITIES AND EXCHANGE COMMISSION
				WASHINGTON, D.C. 20549

			POST-EFFECTIVE AMENDMENT NO. 1
					    TO
					FORM S-8
		REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

				THE TODD-AO CORPORATION
			(Exact name of Registrant as specified in its charter)

			DELAWARE                            13-1679856
		    (State of incorporation)        (I.R.S. Employer Identification Number)

				172 GOLDEN GATE AVENUE
				SAN FRANCISCO, CALIFORNIA 94102
		(Address, including zip code of Registrant's principal executive offices)

				1986 STOCK OPTION PLAN
 				(Full titles of Plans)

				SILAS R. CROSS
				VICE PRESIDENT/TREASURER
				THE TODD-AO CORPORATION
				900 N. SEWARD STREET
				LOS ANGELES, CALIFORNIA 90038
 				PHONE (213) 962-4020

	(Name, address and telephone number, including area code, of agent for service)

				Copy to:
				DAN MALSTROM
				ATTORNEY AT LAW
				8 VIOX WAY
				SAN RAFAEL, CALIFORNIA 94901-2660
				PHONE  (415) 485-9251

		CALCULATION OF REGISTRATION FEE
				        Proposed	     Proposed
Title of Each			        Maximum 	     Maximum	      Amount of
Class of Securities        Amount to be     Offering Price   Aggregate	       Registration
to be Registered	         Registered	        Per Share	     Offering Price	       Fee

See below*	          N/A*	        N/A*	     N/A*		        N/A*

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* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 33-16673. Therefore, no further registration fee is required.

			THE TODD-AO CORPORATION
		POST-EFFECTIVE AMENDMENT NO. 1 TO
		REGISTRATION STATEMENT ON FORM S-8

			EXPLANATORY NOTE

	As described in the original Registration Statement No. 33-16673, the 1986 Stock Option Plan (the "1986 Plan") related to 300,000 Class A Shares reserved for issuance thereunder and was originally scheduled to terminate on August 31, 1996. As set forth in Todd-AO's Proxy Statements and other periodic reports which are incorporated by reference in the Registration Statement: (i) the number of shares reserved for issuance under the 1986 Plan has increased to 660,000 pursuant to the antidilution provisions of the 1986 Plan and stock dividends effected during 1992 (100%) and 1995 (10%); and (ii) the termination date of the 1986 Plan has been extended: (a) until August 31, 2004, solely with respect to options granted after August 31, 1994; and (b) until August 31, 1997 with respect to all non-qualified options outstanding under the 1986 Plan as of March 19, 1996 and until August 31, 1998 with respect to one half of such outstanding non-qualified options held by each optionee. This Post-Effective Amendment No. 1 is filed to include such information in the Registration Statement and to update the Registration Statement with respect to various other amendments to the 1986 Plan. Except as otherwise indicated below, the provisions of the original Registration Statement are incorporated herein by reference.

				PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS


 Exhibit
 Number         Description
4.1*                1986 Stock Option Plan, as originally adopted.

4.1 (a)**         Amendment and Restatement of Article III, Section 3(I)
	        (antidilutive adjustments for certain reorganizations and
	         recapitalizations; definitions pertaining to changes in control)

4.1 (b)**        Addition to Article I, Paragraph 7 (extension of term for
	        options granted after August 31, 1994).


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4.1 (c)**        Restatement of Article II, Paragraph 3(C)(Definition of
	        fair market value).

4.1 (d)**        Restatement of last sentence of Article I, Paragraph 7
	        (Extension of term for non-qualified options).

4.2 (a) *         Original Forms of Incentive and Nonstatutory Stock Option
	        Agreements under the 1986 Stock Option Plan.

4.2 (b)**        Revised Form of Incentive Stock Option Agreement under the
	        1986 Plan.

23.1**           Consent of Deloitte & Touche LLP

24.1               Power of Attorney (see page 5).


--------------------------
* Incorporated by reference from the original Registration Statement filed on August 21, 1987 (Registration No. 33-16673).

** Filed herewith.


				SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, The Todd-AO Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 26, 1996.

THE TODD-AO CORPORATION

 By:
 /s/ Salah M. Hassanein
 Salah M. Hassanein
 President and Chief Executive Officer


			POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Salah M. Hassanein, Silas R. Cross and Coburn T. Haskell, jointly and severally, acting alone or together, as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to the Registration Statement on

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Page 4

Form S-8 (Registration No. 33-16673), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature	Title					Date


/s/Silas R.
  Cross		Vice President/Treasurer			September 3, 1996
(Silas R.
  Cross)

/s/Coburn T.	 Vice President/Controller			September 3, 1996
 Haskell
(Coburn T. Haskell)


/s/ A. C.		 Director				September 4, 1996
Childhouse
(A. C.
 Childhouse)

/s/J. R.
  DeLang	Director					September 5, 1996
(J. R.
  DeLang)


		Director					  October   , 1996
(David Haas)

/s/Richard C.
  Hassanein	Director					September 3, 1996
(Richard C.
  Hassanein)

/s/ Salah M.
Hassanein	Director					September 26, 1996
(Salah M.
Hassanein)



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Page 5

/s/Herbert L.
Hutner		Director					September  5, 1996
(Herbert L.
Hutner)

/s/ Christopher    Director					September 3, 1996
D. Jenkins
(Christopher D.
Jenkins)
Page 6

/s/ Robert I.	 Director				September  3, 1996
Knudson
(Robert I.
Knudson)

		Director					September   , 1996
(Marshall
  Naify)

/s/Michael S.
Naify		Director					September 25, 1996
(Michael S.
Naify)

/s/Robert A.
  Naify		Director					 September 26, 1996
(Robert A.
(Naify)


(Arthur F.	 Director				   October     ,   1996
Pierce)

/s/ Zelbie
Trogden		Director					 September  9, 1996
(Zelbie
Trogden)